Exhibit 10.7

SECOND AMENDMENT

TO

EXPENSE SUPPORT AGREEMENT

This SECOND AMENDMENT TO EXPENSE SUPPORT AGREEMENT (this “Second Amendment”), dated as of May 9, 2024, effective as of April 23, 2024, is entered into by and by and among Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Expense Support Agreement (as defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Expense Support Agreement, effective as of July 13, 2021, (as amended, the “Expense Support Agreement”); and

WHEREAS, pursuant to Section 12 of the Expense Support Agreement, the Corporation, the Operating Partnership and the Advisor desire to amend the Expense Support Agreement to increase the Maximum Amount.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             AMENDMENT TO SECTION 4. Section 4 of the Expense Support Agreement is hereby amended and restated in its entirety as follows:

4.             CAP ON DEFERRED MANAGEMENT FEE AMOUNTS AND DEFICIENCY SUPPORT PAYMENTS. The aggregate of the Deferred Management Fee Amounts and Deficiency Support Payment shall not exceed $10 million (the “Maximum Amount”); provided, however, that such amounts may exceed the Maximum Amount if the Advisor determines, in its sole discretion, that such excess amounts are reasonable under the circumstances.

2.             GOVERNING LAW / ATTORNEY’S FEE. This Second Amendment shall be interpreted under the laws of the State of New York without regard to the conflict of law principles thereof. Any action brought to interpret or enforce this Second Amendment shall be brought in a court of competent jurisdiction located in Borough of Manhattan, New York, and the parties hereto consent to venue and personal jurisdiction in any such court. The substantially prevailing party in any such litigation shall recover its reasonable attorney’s fees and costs (including those of appeal).

3.             EXECUTION IN COUNTERPARTS. This Second Amendment may be executed by facsimile or PDF in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Second Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Further, for the avoidance of doubt, electronic, scanned or physical signature pages exchanged among counsel to be held in legal escrow pending release shall not be deemed signed or exchanged unless and until released by the deliverer or their counsel, and this Second Amendment shall not be deemed signed and executed until all necessary signatures hereto have been exchanged and released from legal escrow.

4.             MISCELLANEOUS. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Expense Support Agreement and the ancillary documents thereto are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Expense Support Agreement or any ancillary document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Expense Support Agreement in the Expense Support Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Expense Support Agreement, as amended by this Second Amendment (or as the Expense Support Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Expense Support Agreement, as amended by this Second Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Expense Support Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Expense Support Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Expense Support Agreement shall, to the extent of such difference or inconsistency, be disregarded.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and attested by their duly authorized officers as of the date first set forth above.

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.

By:	/s/ James Condon
Name: James Condon
Title: President

SWIF II OPERATING PARTNERSHIP, LP

By: Strategic Wireless Infrastructure Fund II, Inc., its General Partner

By:	/s/ James Condon
Name: James Condon
Title: President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name: James Condon
Title: President

[Signature Page to Second Amendment to

Expense Support Agreement]